What is a proxy?                                                         Proxy

A proxy is a person who can act on behalf of another. In                 Proxy
this case, proxies are Putnam Trustees, who are empowered to vote on behalf of shareholders, based on their instructions.

What is the purpose of the proxy mailing?

Every Putnam shareholder has a right to vote on certain matters that affect the management of their funds. Since it is not possible for most people to attend a shareholder meeting and vote in person, shareholders are mailed the proxy package, which provides a proxy statement, a ballot, and instructions for voting by phone, by mail, or online.

What are the U.S. regulations regarding the proxies of the funds?

Putnam Funds are business trusts organized under the laws of the Commonwealth of Massachusetts. The shareholder voting rights of Putnam Funds are governed by the terms of the Declarations of Trust and applicable U.S. federal securities laws. The terms of a Declaration of Trust vary from fund to fund.

What kind of matters are to be voted?

The current trend in organizing new funds is to draft the Declarations of Trust to provide greater flexibility to the Trustees in overseeing the conduct of fund business, such as taking certain actions without shareholder approval. Some of the Putnam funds, however, operate under much older Declarations of Trust.

Under the current Declaration of Trust and applicable U.S.
federal securities laws, the matters that must be submitted to shareholders for approval generally fall into the following three categories:

* Electing Trustees

* Changing 'fundamental' investment restrictions

* Amending the Declarations of Trust

Under a fund's Declaration of Trust, the Trustees are permitted to amend certain fund policies without shareholder approval, subject to the requirements of the U.S. federal
securities laws.   This approach saves the shareholders the
costs involved in printing and mailing proxy statements.
The Trustees will sometimes determine that, although not required under a fund's declaration of trust or applicable law, shareholder approval of a change to a fund's policies is appropriate under the circumstances (for instance, a fund merger or liquidation).

Shareholder approval is required under the funds'
Declarations of Trust and applicable law for the proposals included in the current proxy statement.


What is a proxy ballot?

The proxy ballot tells the Trustees identified as proxies how to vote on a shareholder's behalf. Shareholders also receive a proxy statement, which describes the proposals they are being asked to vote on. The proxy statement includes the recommendations of the funds' Trustees, who recommend that shareholders vote in favor of the proposals.

Who is eligible to vote?

Only shareholders of record of the retail open-end funds at the close of business on August 13, 2004, are eligible to vote. Each share is entitled to one vote The outcome of a vote affecting one fund does not affect any other fund.

When is the shareholder meeting?

The shareholder meetings for the retail open-end funds are scheduled to take place on November 11, 2004 at 11:00 a.m.
in the Putnam Exchange on the 2nd floor of One Post Office
Square in Boston. (Originally, the meeting was scheduled to take place on the 8th floor of One Post Office Square.)

What if shareholders don't return their proxy ballots?

If Putnam doesn't receive the proxy cards back in sufficient numbers, we must make follow-up solicitations, either by mail or by phone, which can cost the fund money. All shareholders benefit when proxies are voted. Also PFPC, the firm that is tabulating and coordinating votes, may contact shareholders who don't return their proxies.

What if a shareholder only signs the card?

If a shareholder signs the proxy ballot, but doesn't fill in a vote, the shares will be voted in accordance with the Trustees' recommendations.

How can a shareholder submit a vote?

Japanese distributors owning shares of funds sold in Japan can cast their votes using one of the methods listed below.

* By mailing the completed proxy ballot in the postage-paid envelope (the address is: Putnam Investments, P.O. Box
  9131, Hingham, MA 02043-9131)

* Online at www.proxyweb.com/Putnam. This is for registered shareholders only

* By phone, automated or live, at 1-888-221-0697

* By fax at 1-877-226-7171

Voting instructions are included on the proxy ballot.

What are the shareholders voting on?

For all open-end funds shareholders of record have the opportunity to vote on three types of proposals:

* The election of a fund's Trustees

* Amending or eliminating some investment restrictions that Putnam Management believes will provide greater investment flexibility in managing the funds

* Amending the funds' Declarations of Trust to enhance the flexibility and efficiency of the funds' operations.

Please refer to the following chart from the proxy statement mailed to shareholders.

Who are the Trustees and what is their role?

Putnam's Board of Trustees is responsible for protecting the interests of Putnam shareholders. The Trustees' responsibilities include the general oversight of each fund's business, reviewing investment performance, and approving fees paid to Putnam Investments and its affiliates.

Why are Trustees being elected?

Putnam funds elect Trustees every five years. Under new SEC requirements applicable to most mutual funds, at least 75% of a fund's Trustees, as well as its chairperson, must be independent, which means that they are not affiliated with the fund's investment advisor. Even prior to the recent SEC ruling and, in fact, since July 1, 2000, the Putnam funds'
Trustees have met both independence requirements. We have always believed that having a majority of Trustees who are independent enhances the ability of the Trustees to effectively protect the interests of shareholders. The
Putnam funds currently have 11 Trustees, nine of whom are independent. The Trustees have nominated three additional
Trustees, two of whom would be independent. In total, shareholders are asked to vote for 14 Trustees, 11 of whom would be independent.


What are the voting requirements for Trustee recommendations being approved?

For each fund, the Trustee election requires 30% participation with plurality for approval. The 14 nominees for Trustee who receive the most votes will be elected.

Changes to fundamental investment policies and investment objectives require the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

Amending a fund's Declaration of Trust (to allow redemptions in kind) requires a majority of shares of the fund entitled to vote (i.e., 50% + 1 of outstanding shares voting in favor of the proposal).

Will this be occurring every year?

No. The election of Trustees for all Putnam funds occurs at least every five years. Proposals to change a fund's fundamental investment restrictions occur infrequently.

Why amend or eliminate investment restrictions?

Generally, the purpose of the proposed changes is to increase the funds' investment flexibility, simplify the investment restrictions, and make them uniform across the Putnam funds. These changes would also make Putnam's compliance monitoring more efficient. As the investment restrictions vary from fund to fund, shareholders should consult their proxy statements to see which proposed changes apply to their fund(s).

The proposals seek to make changes to the funds' investment restrictions with respect to the following:

Borrowing and lending.
These proposals, which would affect each fund sold in Japan, seek to bring the funds' borrowing and lending restrictions in line with those currently in place for other Putnam funds. It is important to note that it is not standard practice for any fund to borrow or lend money. In addition, the borrowing proposal, if approved, will not affect the non-fundamental policy adopted by each fund sold in Japan that limits fund borrowings to 10% of fund assets.

Diversification of investments.
This proposal, which would affect all funds, seeks to simplify the funds' investment restrictions and make them uniform with respect to the Investment Company
Act's technical diversification requirements. The proposal would not affect any fund's current status as a diversified. In particular, the proposal would enhance the funds' flexibility to use Putnam Prime Money Market
Fund as a cash investment vehicle.

Investments in commodities and purchasing or selling options, puts, calls, straddles, and spreads.
These proposals, which would only affect Putnam U.S.
Government Income Trust, seek to revise the fund's commodities restriction and eliminate the fund's prohibition on investments in options and related derivatives. These proposals are designed to make the fund's investment flexibility consistent with that of other Putnam funds.


Proposal Description          Applicable Funds
Election of Trustees          All funds

Approving an amendment        Putnam High Yield      Putnam Diversified
to a fund's fundamental       Advantage Fund         Income Trust
investment restriction
with respect to borrowing     Putnam Income Fund     Putnam Europe Equity Fund

                                                     Putnam Global Income Trust

Approving an amendment to     Putnam Diversified     Putnam High Yield
a fund's fundamental          Income Trust           Advantage Fund
investment restriction
with respect to making        Putnam Europe Equity   Putnam Income Fund
loans                         Fund
                                                     Putnam Global Income Trust

Approving an amendment        All funds
to a fund's fundamental
investment restriction
with respect to
diversification of
investments

Approving the elimination     Putnam U.S. Government Income Trust
of the fund's fundamental
investment restriction
with respect to purchasing
or selling options, puts,
calls, straddles and spreads

Approving an amendment to     Putnam U.S. Government Income Trust
a fund's fundamental
investment restriction
with respect to investments
in commodities

Approval of an amendment      All funds
to a fund's Agreement and
Declaration of Trust